UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 29, 2019

Tesla, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

The information set forth below in the first paragraph of Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 8.01	Other Events.

As announced on January 30, 2019, Deepak Ahuja intends to retire after having served, apart from a 14-month gap, as the Chief Financial Officer of Tesla, Inc. (“Tesla”) since 2008. Mr. Ahuja will continue in his role as Tesla’s Chief Financial Officer for a brief period and thereafter intends to continue to serve as an advisor to Tesla to ensure a smooth transition.

Tesla also announced that upon Mr. Ahuja’s retirement, Tesla intends to appoint Zachary Kirkhorn, Tesla’s current Vice President, Finance, Financial Planning and Business Operations, to replace Mr. Ahuja as Tesla’s Chief Financial Officer. Mr. Kirkhorn joined Tesla in March 2010 to lead cost reduction and manufacturing efficiency efforts for the Tesla Roadster. He has since played critical roles in the development and execution of a number of major programs, including site selection and launch of Gigafactory 1 and the launches and ramps of Model X and Model 3.

“I’d like to thank Deepak for his tremendous contributions to Tesla,” said Elon Musk, Tesla’s Chief Executive Officer. “Zach has been with Tesla for nine years, and he is incredibly talented and very well-known and respected among the Tesla team. We’re looking forward to him serving in his new role as CFO.”

“I’ve been very inspired by Elon and the entire Tesla team. People here are brilliant, very passionate about the company’s mission and more driven than I have seen anywhere else,” said Mr. Ahuja. “It’s difficult to leave, but Tesla has now had two great quarters of profitability, and cash flow generation, which puts the company on a much more solid financial foundation to achieve future successes. I’m very confident in Zach’s leadership, and I’ve seen firsthand how he has proven himself over the years.”

“I joined Tesla because I was so attracted to the company’s mission and vision,” said Mr. Kirkhorn. “We’re starting 2019 in a very strong financial position, and my focus is on continuing our momentum on cost management and operational efficiency so that we can get our products to more people and ultimately help us achieve our mission to accelerate the world’s transition to sustainable energy.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA, INC.

By:	/s/ Dane Butswinkas
Dane Butswinkas General Counsel

Date: January 31, 2019